THIS AGREEMENT effective as of the 29th day of June, 1983, by and between Dr. Stanislaw R. Burzynski ("Dr. Burzynski") having an address at 5 Concord CR, Houston Texas, and Burzynski Research Institute, Inc. (the "Company") having its principal place of business at 6221 Corporate Drive, Houston, Texas.

     WHEREAS, Dr. Burzynski has developed a new drug called antineoplaston as the same as described in U.S. Patent Application Serial No. 330, 383 ("Antineoplaston") and a testing procedure to diagnose cancer and evaluate the progress of cancer therapy as the same is described in U.S. Patent Application Serial No. 345,291 (the "Testing Procedure"); and

     WHEREAS, Dr. Burzynski has filed Patent Applications in the United States and in Canada for Antineoplaston and in the United States for the Testing Procedure to diagnose cancer as described above; and

     WHEREAS, the Company is desirous of obtaining an exclusive license to make, use, distribute, and otherwise exploit Antineoplaston and the Testing Procedure in the United States, Canada and Mexico.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. For purposes of this Agreement, "Licensed Rights" shall mean the patent applications and any subsequently issued patents for Antineoplaston and the Testing Procedure including divisions, continuations and continuations-in-part of these patent applications and patents issued in the United States, Canada or Mexico and any reissue patents of any such patents in the United States, Canada and Mexico. Licensed Rights shall also include any and all right title and interest to Antineoplaston and the Testing Procedure as it relates to the use, manufacture, sale, distribution, sublicensing of Antineoplaston in the United States, Canada and Mexico.

     2. Dr. Burzynski hereby grants to the Company the Licensed rights to make, use, sell distribute and otherwise exploit antineoplaston and the Testing Procedure in the United States, Canada and Mexico and to practice the method covered by any claim of any patent which has issued or which may issue in said countries. The Company may sublicense others to manufacture and sell Antineoplaston or use the Testing Procedure in the United States, Canada and Mexico or practice the method covered by any claim of any issued patent covered by this Agreement.

     3. The Company agrees to pay Dr. Burzynski a one-time paid in full royalty payment of Ten Dollars ($10.00) on the signing of this Agreement and other good and valuable consideration including shares of Common Stock of the Company for which Dr. Burzynski hereby acknowledges receipt.

     4. This Agreement shall continue until the expiration of the last patent included within the Licensed Rights or until earlier terminated according to the provisions of paragraph 5.

     5. This Agreement may be terminated by Dr. Burzynski:

          a) In the event the Company files for bankruptcy and is the subject of any proceeding under applicable bankruptcy laws wherein such proceeding against the Company is not dismissed or discharged within ninety (90) days from the date a petition for bankruptcy is filed.

          b) In the even Dr. Burzynski is removed as a Director of the Company or in the event Dr. Burzynski is removed as the President of the Company without his consent, except where he has been removed for cause by a court of competent jurisdiction. If Dr. Burzynski is no longer able to serve as a Director and/or President of the Company by reason of death or disability, his departure from such offices shall not be deemed to be removal for the purposes of this subparagraph (b).

          c) In the event a person acquires the direct or indirect beneficial ownership of securities of the Company having voting power equal to or greater than the voting power of securities of the Company held directly by Dr. Burzynski or his executors, administrators, successors and heirs; however, this provision shall not apply in the event Dr. Burzynski has made a voluntary transfer or sale of more than 20% of the securities held directly by him. For purposes of this subparagraph, the term "person" shall include a natural person, company, government or instrumentality of a government and any two or more persons with beneficial ownership and acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, controlling or disposing of any security of the Company. The term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on the date hereof.

     6. The Company will bear all costs accrued hereafter for the filing, prosecution, issuance and maintenance of the patents and patent applications included in the Licensed Rights and the Company may prepare, file and prosecute at its expense any application for a division, continuation, continuation-in-part or reissue of the patent applications included in the Licensed Rights.

     7. If, during the term of this Agreement, a third party infringes on a claim of a patent included in the Licensed Rights, the Company may enforce the infringed patents at its own expense.

     8. This Agreement is not assignable by either party without the express written consent of the other party. Anything herein to the contrary notwithstanding, this Agreement shall inure to the benefit of Dr. Burzynski's executors, administrators, successors and heirs and the provisions of this Agreement, with the exception of Paragraph 5(b) shall be binding upon such executors, administrators, successors and heirs to the same extent that it was binding upon Dr. Burzynski at the time of his death.

     9. This Agreement is to be governed and construed in accordance with the laws of the State of Nevada.

     10. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, oral or written, and shall not be changed or terminated orally. There are no understandings, representations or warranties of any kind not expressly set forth herein or incorporated herein by reference.

     11. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

     12. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, as of the date first written above.



                                           /s/ DR. STANISLAW R. BURZYNSKI
                                          ------------------------------------
                                          Dr. Stanislaw R. Burzynski

Agreed and Accepted:



/s/ STANISLAW R. BURZYNSKI
-----------------------------------
Stanislaw R. Burzynski,
  President
Burzynski Research Institute, Inc.